                                 SCHEDULE 14A
                                (Rule 14A-101)

                   INFORMATION REQUIRED IN CONSENT STATEMENT
                           SCHEDULE 14A INFORMATION

                  Consent Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]  Preliminary Consent Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Consent Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        KLLM Transport Services, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 Robert E. Low
--------------------------------------------------------------------------------
                 (Name of Person(s) Filing Consent Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                                 Robert E. Low
                              2740 North Mayfair
                          Springfield, Missouri 65803

                                                                  April __, 2000

Dear KLLM Transport Services, Inc. Stockholders:

     Through the attached Consent Statement, I am providing you with an opportunity to replace the entire current Board of Directors of KLLM (the "Board") with the four nominees listed, and to approve certain other proposals which are described in the attached Consent Statement. I ask that all KLLM stockholders express their consent to the proposals by marking, signing and dating the enclosed WHITE consent card and returning it in the enclosed, postage-paid envelope, to my solicitor, MacKenzie Partners, Inc. as set forth in the Consent Statement.

     My purpose in replacing the entire current Board with the nominees is so that I may complete a tender offer commenced by me on April 12, 2000 for all of the shares of the common stock of KLLM, together with the associated preferred stock purchase rights (the "Shares"), for cash at a purchase price of $7.75 per Share upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 12, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Tender Offer"). The Tender Offer would be followed by a merger between KLLM and Low Acquisition Inc. (the "Merger"), an entity I established to facilitate my acquisition of KLLM. The purpose of the Tender Offer is to acquire control of, and the entire equity interest in, KLLM while providing KLLM stockholders with the opportunity to liquidate their investment in KLLM and realize a premium over the market price of KLLM stock immediately prior to the public announcement of my Tender Offer.

     There are a number of impediments to the successful consummation of the Tender Offer and Merger, including KLLM's Stockholder Protection Rights Agreement dated as of February 13, 1997 between KLLM and KeyCorp Shareholder Services, Inc., as Rights Agent, (the "Rights Agreement") and the application of
Section 203 of the Delaware General Corporation Law (the "Business Combination Statute"). As more fully discussed in the Consent Statement, the election of the nominees is necessary in order to, among other things, (i) ensure that the preferred stock purchase rights issued pursuant to the Rights Agreement will be redeemed or otherwise made inapplicable to the Tender Offer prior to the consummation of the Tender Offer and (ii) avoid the application of the Business Combination Statute to the Merger.

     I believe that given the opportunity, holders of the majority of the KLLM Shares would welcome the opportunity to sell their Shares for cash at the per Share purchase price of $7.75. This belief is based primarily upon the performance of KLLM, under current management, since it went public in 1992 at a price of about $20.00, both in terms of financial results and the share value of KLLM Shares, and what, in my opinion, such performance portends for the future.

     As you may know, I have not been able to enter into discussions with KLLM's management regarding my acquisition of KLLM on a "friendly" basis. Although I will continue to pursue discussions with KLLM management, I do not believe that such continued efforts at negotiation will lead to the consummation of a transaction on a "friendly" basis. Accordingly, I believe that to spend undue time with such attempts would be unfair to and not in the best interest of the stockholders of KLLM. For these reasons, I have decided to commence the Tender Offer to afford to the stockholders the ability of deciding for themselves whether they would like to sell their Shares now for $7.75 or take their chances with current management.

     In order to provide the KLLM stockholders with the opportunity to sell their Shares at a premium, we must first work together to replace the entire current Board with the nominees listed in the Consent Statement.

     I am asking each stockholder to vote to support me in this endeavor.

     Only stockholders of record at the close of business on March 17, 2000 are entitled to vote in connection with this consent solicitation. If you were a stockholder of record on March 17, 2000 but subsequently sold your Shares, you still retain your voting rights.

     Please note that although the proposals are stated separately as required by SEC rules, they are integrated in that none of them will be adopted unless all are approved.

     Please sign and return your consent cards today and in no case, later than Friday, May 12, 2000. If you have questions please feel free to call Lawrence Dennedy of MacKenzie Partners, Inc. at (800) 322-2885.

                              Sincerely,



                              ROBERT E. LOW

                                   IMPORTANT

1. If your shares of KLLM Common Stock are held in your own name, please sign, date and mail the enclosed WHITE consent card to MacKenzie Partners, Inc. in the postage-paid envelope provided.

2. If your shares of KLLM Common Stock are held in "street name," only your broker or bank can execute a consent with respect to your shares and only upon receipt of your specific instructions. Accordingly, you should deliver the enclosed WHITE consent card to your broker or bank, contact the person responsible for your account and give instructions for the WHITE consent card to be signed representing your shares. Mr. Low urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Mr. Low in care of MacKenzie Partners, Inc. so that Mr. Low will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any assistance in executing your consent, please call:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010

                                 (800) 322-2885

         PRELIMINARY COPY - SUBJECT TO COMPLETION, DATED APRIL 12, 2000

                               Consent Statement
                                       of
                                 Robert E. Low

                                    General

     Robert E. Low ("Low") is furnishing this Consent Statement and form of written consent in connection with his solicitation of written consents from the holders of common stock, par value $1.00 per share ("Common Stock") of KLLM Transport Services, Inc. ("KLLM") to take the following actions, in the order set forth below, without the necessity of a meeting of KLLM's stockholders, as authorized by Delaware law:

     1. Eliminate Section 4 of ARTICLE THREE of the Bylaws of KLLM thereby permitting the stockholders, as well as the Board of Directors, to fill vacancies on the Board;

     2.  Remove the existing members of KLLM's Board of Directors;

     3. Amend ARTICLE THREE, Section 2 of the Bylaws of KLLM to provide for a Board of four persons; and

     4.  Elect the following nominees, Robert E. Low, Richard D. Hoedl, Steven
         D. Crawford and C. Stephan Wutke (collectively, the "Nominees") as directors of KLLM to serve until their respective successors are duly elected and qualified.

     All of the foregoing actions (collectively, the "Proposals") are designed to permit the consummation of the offer to acquire KLLM by Low, through Low Acquisition, Inc., a newly formed entity organized for the purpose of acquiring KLLM ("Purchaser"), as described herein. Low asks that you express your consent to the Proposals by marking, signing and dating the enclosed WHITE consent card and returning it in the enclosed, postage-paid envelope to Low's solicitor, MacKenzie Partners, Inc., in accordance with the instructions set forth below.

     The Proposals will become effective when properly completed, unrevoked consents are signed by the holders of record on the Record Date (as defined below) of a majority of the Shares then outstanding and such consents are delivered to KLLM on or before Monday, May 15, 2000 (the "Effective Date"). See "Consent Procedure." Accordingly, holders of record on the Record Date are urged to execute and return a consent to MacKenzie Partners, Inc. no later than Friday, May 12, 2000 to ensure delivery on the Effective Date. Additionally, because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the outstanding Shares, the failure to execute and timely return a consent will have the same effect as voting against the Proposals.

     The effectiveness of the consents is conditioned on the receipt of approval of all of the Proposals. Consequently, if all of the Proposals are not approved, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal.

     THIS CONSENT SOLICITATION IS BEING MADE BY LOW AND NOT ON BEHALF OF THE CURRENT BOARD OF DIRECTORS OF KLLM.

     The record date for this Consent Statement is March 17, 2000 (the "Record Date"). Stockholders who sold Shares of Common Stock subsequent to March 17, 2000 still retain their voting rights with respect to such Shares. This Consent Statement and the enclosed WHITE consent card are first being furnished to KLLM's stockholders on or about ____________, 2000.

     Certain information regarding consent procedures is found beginning on page 10.

     Low recommends that you consent to each of the Proposals.

     On April 12, 2000, Purchaser commenced an offer to purchase all outstanding shares of KLLM Common Stock, together with the associated preferred stock purchase rights (the "Rights") issued pursuant to the Stockholder Protection Rights Agreement dated as of February 13, 1997, as amended (the "Rights Agreement"), between KLLM and KeyCorp Shareholder Services, Inc., as Rights Agent (the KLLM Common Stock, together (unless the context otherwise requires) with the associated Rights, being herein referred to as the "Shares"), at a price of $7.75 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 12, 2000 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     Complete information about the Offer is contained in the Offer to Purchase, which is available upon request from the Information Agent for the Offer, MacKenzie Partners, Inc., and in the Tender Offer Statement on Schedule TO, which has been filed with the Securities and Exchange Commission (the "Commission"). The Tender Offer Statement on Schedule TO and any amendments thereto, including exhibits, are available for inspection and copies are obtainable in the manner set forth under "Certain Information Concerning Low And Purchaser."

     The purpose of the Offer is to enable Low, through Purchaser, to acquire for cash a majority of the outstanding Shares of, and ultimately the entire equity interest in, KLLM. The Offer, as the first step in the acquisition of KLLM, is intended to facilitate the acquisition of all of the Shares. Low currently intends, as soon as practicable upon consummation of the Offer, to propose and seek to have KLLM effect a merger (the "Proposed Merger") of Purchaser into KLLM, pursuant to which each then outstanding Share (other than Shares held by KLLM in treasury or owned by Low or Purchaser, or Shares, if any, that are held by stockholders who are entitled to and who properly exercise appraisal rights under the Delaware General Corporation Law (the "DGCL")) would be converted pursuant to the terms of the Proposed Merger into the right to receive an amount in cash equal to the per Share price paid pursuant to the Offer, without interest. Upon consummation of the Proposed Merger, Low would own the entire equity interest in KLLM.


     The Offer is conditioned upon, among other things: (i) there being validly tendered prior to the expiration of the Offer and not withdrawn a number of Shares that, together with the Shares beneficially owned by Low and Purchaser, will constitute at least a majority of the outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Offer (the "Minimum Tender Condition"); (ii) the Rights having been redeemed by the KLLM Board or Purchaser otherwise being satisfied, in its sole discretion, that such Rights are invalid or inapplicable to the Offer and the Proposed Merger (the "Rights Condition"); (iii) the acquisition of Shares pursuant to the Offer and the Proposed Merger having been approved pursuant to Section 203 of the DGCL ("Section 203") or Purchaser being satisfied, in its sole discretion, that the provisions of Section 203 restricting certain business combinations are invalid or inapplicable to the acquisition of Shares pursuant to the Offer and the Proposed Merger (the "Section 203 Condition"); and (iv) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

     All conditions to the Offer must be satisfied or waived prior to the expiration of the Offer. There can be no assurance as to whether the conditions to the Offer will be satisfied and, if so, as to the timing of satisfaction of such conditions.

     THIS CONSENT STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. THE OFFER IS BEING MADE ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

     Low and Purchaser urge you to read this entire Consent Statement carefully. The information contained in this Consent Statement includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). While Section 21E of the Exchange Act is not applicable to forward-looking statements made in connection with a tender offer, it has not been judicially determined whether the safe harbor provided by
Section 21E of the Exchange Act applies to forward-looking statements in a consent solicitation conducted in connection with a tender offer. Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "believes," "intends," "expects" and similar words and phrases. Forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) consummation of the proposed transactions and
(ii) new or different circumstances resulting in a change in the current intentions of the Nominees. Given these uncertainties, prospective investors are cautioned not to attribute undue certainty to such forward-looking statements. Low and Purchaser disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

                     Reasons for the Consent Solicitation

     Low is soliciting consents to the Proposals in order to permit the consummation of the Offer and the Proposed Merger without triggering certain potential adverse consequences associated with the Rights and the applicability of Section 203 of the DGCL. The purpose of the Offer is to acquire for cash a majority of the outstanding Shares of, and ultimately the entire equity interest in, KLLM. Low currently intends, as soon as practicable upon consummation of the Offer, to propose and seek to have KLLM effect the Proposed Merger.

     The consideration that would be received by stockholders in the Offer and the Proposed Merger reflects a premium over the closing price of the Shares on the Nasdaq National Market of $6.125 per Share on March 15, 2000, the last trading day prior to the first public announcement of Low's intent to seek exploratory discussions with KLLM and $7.00 on April 11, 2000, the last trading day prior to the first public announcement of Purchaser's Offer. In the last twelve months, the closing price of the Shares has ranged from a high of $7.25 on March 22, 2000 to a low of $4.00 on September 28, 1999.

     Upon election, the Nominees will consider, consistent with their fiduciary duties to KLLM and the stockholders, whether to redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Offer and the Proposed Merger) and approve the Offer and the Proposed Merger under Section 203, which would satisfy the Rights Condition and the Section 203 Condition, and take such other actions as may be required to permit the prompt consummation of the Offer and the Proposed Merger. Low expects that, subject to their fiduciary duties under applicable law, the Nominees would redeem the Rights (or amend the Rights Agreement to make the Rights inapplicable to the Offer and the Proposed Merger) and approve the Offer and the Proposed Merger under Section 203, which would satisfy the Rights Condition and the Section 203 Condition, and take such other actions as may be required to permit the prompt consummation of the Offer and the Proposed Merger. Therefore, adoption of the Proposals is expected to permit the prompt consummation of the Offer and the Proposed Merger.

                                 The Proposals

     This Consent Statement and the accompanying form of written consent are being furnished to the KLLM stockholders in connection with Low's solicitation from such stockholders of written consents to take the following actions without the necessity of a stockholders' meeting, as permitted by Delaware law:

Proposal No. 1.  The Bylaws Amendment Proposal.
----------------------------------------------

     ARTICLE THREE, Section 4 of the Bylaws currently provides that a vacancy on the Board of Directors may be filled, for the unexpired portion of the term, by resolution adopted by a majority of the remaining Board of Directors. Proposal No. 1 provides for the elimination of Section 4 of ARTICLE THREE of the Bylaws of KLLM thereby permitting the stockholders, as well as the Board of Directors, to fill vacancies on the Board. Such Proposal is worded as follows:

          "RESOLVED, that ARTICLE THREE, Section 4 of the Bylaws of the Company be and hereby is deleted in its entirety."

Proposal No. 2.  The Director Removal Proposal.
----------------------------------------------

     Proposal No. 2 provides for the removal of all of KLLM's current directors. Based on publicly available information, KLLM's current directors are Jack Liles, James Leon Young, Walter P. Neely, Leland R. Speed and David L. Metzler. Such Proposal is worded as follows:

          "RESOLVED, that each and every member of the Board of Directors of the Company is hereby removed from office effective immediately and without cause."

Proposal No. 3.  The Establishment of a Four Member Board Proposal.
------------------------------------------------------------------

     ARTICLE THREE, Section 2 of the Bylaws currently provides that the KLLM Board shall consist of not less than three and no more than twelve directors, as shall be determined by resolution of a majority of the KLLM Board. Proposal No. 3 provides for an amendment to the Bylaws that shall fix the numbers of directors of KLLM at four. In particular, the Proposal reads as follows:

          "FURTHER RESOLVED, that the first sentence of Section 2 of ARTICLE THREE of the Bylaws of the Company following the caption of said
          Section 2, is hereby deleted in its entirety, and the following substituted in lieu thereof:

               `The Board of Directors of the Corporation shall consist of four
               (4) persons.'"

Proposal No. 4.  The Director Election Proposal.
-----------------------------------------------

     Proposal No. 4 sets forth the election as directors of KLLM of the four Nominees named below, each of whom has consented to being named herein to serve as a director, if elected, and until his successor has been elected and qualified. Low's primary purpose in seeking to elect the Nominees to the KLLM Board is to ensure the redemption of the Rights (or the amendment of the Rights Agreement to make the Rights inapplicable to the Offer and the Proposed Merger) and the approval of the Offer and the Proposed Merger under Section 203, thereby facilitating the consummation of the Offer. However, if elected, the Nominees would be responsible for managing the business and affairs of KLLM. Each director of KLLM has an obligation under Delaware law to discharge his duties as a director on an informed basis, in good faith, with the care an ordinarily careful and prudent person in a like position would exercise under similar circumstances and in a manner the director honestly believes to be in the best interests of KLLM. In this connection, circumstances may arise in which the interests of Low or Purchaser and their respective affiliates, on the one hand, and the interests of other stockholders of KLLM, on the other hand, may differ. Such circumstances could include, among other things, taking action with regard to the Offer and the Proposed Merger or considering other takeover proposals or offers for KLLM made by third parties. In any such case, the Nominees intend to discharge fully the obligations owing to KLLM and its stockholders under Delaware law. Although Low has no reason to believe that any of the Nominees will be unable or unwilling to serve as directors, if any of the Nominees is not available for election, the persons named on the WHITE consent card will vote for the election of such other nominee or nominees as may be proposed by Low. Such Proposal is worded as follows:

          "RESOLVED, that the following persons are hereby elected as directors of the Company to serve until their successors are duly elected and qualified:

               Robert E. Low
               Richard D. Hoedl
               Steven D. Crawford
               C. Stephan Wutke."

     The following sets forth information about the Nominees:

     Robert E. Low.
     -------------

Mr. Low is, and for more than the past five years has been, the President and Chief Executive Officer of New Prime, Inc., a Nebraska corporation which is wholly-owned by Mr. Low and is actively engaged in the interstate truckload business, providing transportation services for both temperature-controlled and dry commodities ("New Prime"). Mr. Low is 50 years old.

     Richard D. Hoedl.
     ----------------

Mr. Hoedl is, and for more than the past five years has been, the Chief Financial Officer of New Prime. Mr. Hoedl is 42 years old.

     Steven D. Crawford.
     ------------------

Steven D. Crawford is, and for more than the past five years has been, the General Counsel of New Prime. Mr. Crawford is 32 years old.

     C. Stephan Wutke.
     ----------------

Mr. Wutke is, and for more than the past five years has been, the Vice President of Sales of New Prime. Mr. Wutke is 52 years old.

     Exhibit A sets forth information regarding shares of KLLM common stock owned of record and beneficially by the Nominees and, to Low's best knowledge, by those participating in this solicitation on Low's behalf, or any associate of or immediate family member sharing the same household as the foregoing persons.

     Except as otherwise set forth in this Consent Statement, no Nominee or any associate of or immediate family member sharing the same household as such Nominee is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of KLLM. For additional information, see "Interests of Certain Persons."

Effectiveness of Proposals.
--------------------------

     The Proposals will become effective only if properly completed, unrevoked consents are signed by the holders of record on the Record Date of a majority of the shares of KLLM Common Stock then outstanding and such consents are delivered to KLLM on or prior to the Effective Date. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the shares of KLLM Common Stock then outstanding (including the receipt of consents from such holders to the removal of each member of the KLLM Board and to the election of each Nominee). See "Consent Procedure."

     ADOPTION OF THE PROPOSALS, INCLUDING THE REMOVAL OF THE CURRENT MEMBERS OF THE KLLM BOARD AND ELECTION OF THE NOMINEES, IS AN IMPORTANT STEP TOWARD PROMPT CONSUMMATION OF THE OFFER AND THE PROPOSED MERGER. ACCORDINGLY, YOU ARE URGED TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT CARD. YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. EXECUTING A CONSENT DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER, AND YOUR FAILURE TO EXECUTE A CONSENT DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE OFFER.

     Because the Proposals will become effective only if executed consents are returned by holders of record on the Record Date of a majority of the total number of shares of KLLM Common Stock then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposals.

Reimbursement of Costs
----------------------

     If the Proposals are adopted, Low will request reimbursement from KLLM for the expenses that Low incurs in connection with this consent solicitation as more fully described below under "Costs and Method of the Consent Solicitation."

                          Proposed Action of Nominees

     If the Proposals are approved, Low believes the Nominees currently intend, if elected and subject to their fiduciary duties to KLLM and its stockholders, to (i) redeem or otherwise invalidate the Rights issued pursuant to the Rights Agreement, (ii) support the Offer by Purchaser, and, if sufficient shares are tendered, (iii) support the Proposed Merger, and the avoidance of
Section 203 of the DGCL.

Actions with Regard to the Rights Agreement
-------------------------------------------

     On February 13, 1997, the Board of Directors of KLLM adopted the Rights Agreement. Under the Rights Agreement, which expires in February 2007, the KLLM Board declared a dividend of a Right on each outstanding share of KLLM Common Stock, which was distributed on February 24, 1997 to stockholders of record on that date. If the Rights are not redeemed or the Rights Agreement is not invalidated or otherwise made inapplicable to Low, Purchaser, the Offer and the Proposed Merger, the Rights Agreement will make the acquisition of Shares pursuant to the Offer and the Proposed Merger impracticable.

     Accordingly, Low believes the Nominees currently intend, if elected and consistent with their fiduciary duties to KLLM and its stockholders, to take all action necessary to redeem the Rights, amend the Rights Agreement or otherwise make the Rights Agreement inapplicable to Low, Purchaser, the Offer and the Proposed Merger.

Actions with Regard to Section 203
----------------------------------

     If the Nominees are elected, the Nominees will consider, consistent with their fiduciary duties to KLLM and its stockholders, whether to approve the Offer and the Proposed Merger under Section 203 and thereby satisfy the Section 203 Condition, and take such other actions as may be required to permit the prompt consummation of the Offer and the Proposed Merger. Low and Purchaser expect that, subject to their fiduciary duties under applicable law, the Nominees would approve the Offer and the Proposed Merger under Section 203, which would satisfy the Section 203 Condition, and take such other actions as may be required to permit the prompt consummation of the Offer and the Proposed Merger.

     The Offer is conditioned upon the acquisition of Shares pursuant to the Offer and the Proposed Merger being approved pursuant to Section 203 or Purchaser being satisfied in its sole discretion that the provisions of Section 203 are invalid or inapplicable to the acquisition of Shares pursuant to the Offer and the Proposed Merger.

Actions With Regard to the Offer and the Proposed Merger
--------------------------------------------------------

     Upon the election of the Nominees, Low believes the Nominees would, subject to their fiduciary duties to KLLM and its stockholders, support the Offer, which would allow Purchaser to consummate the Offer, including the payment of $7.75 to KLLM stockholders for each Share held. Also, Purchaser would negotiate a definitive merger agreement with KLLM pursuant to which KLLM would, as soon as practicable following the completion of the Offer, merge with Purchaser. The ultimate purpose of the Offer and the Proposed Merger is to enable Purchaser to acquire control of, and ultimately the entire equity interest in, KLLM. The Offer, as the first step in Purchaser's proposed acquisition of KLLM, is intended to facilitate the acquisition of a majority of the outstanding Shares. The purpose of the Proposed Merger is to acquire all Shares not tendered pursuant to the Offer or otherwise. As currently intended, pursuant to the Proposed Merger, each then outstanding Share (other than Shares held by KLLM in treasury or owned by Low or Purchaser, or Shares, if any, that are held by stockholders who are entitled to and who properly exercise appraisal rights under the DGCL), would be converted into the right to receive $7.75 in cash, without interest.

                                   The Offer

General
-------

     On April 12, 2000, Purchaser commenced the Offer to purchase all of the Shares at a per Share price of $7.75 net to the seller in cash, per the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

     Complete information about the Offer is contained in the Offer to Purchase, which is available upon request from Mackenzie Partners, Inc., the Information Agent for the Offer, by calling (800) 322-2885, and in the Schedule TO, which was filed with the Commission on April 12, 2000. The Schedule TO and any amendments thereto, including exhibits, will be available for inspection and copies will be obtainable in the manner set forth under "Certain Information Concerning Low and Purchaser."

Purpose of the Offer
---------------------

     The purpose of the Offer is to acquire for cash a majority of the outstanding Shares of, and ultimately the entire equity interest in, KLLM. Purchaser currently intends, as soon as practicable upon consummation of the Offer, to propose and seek to have KLLM effect the Proposed Merger between KLLM and Purchaser, pursuant to which each then outstanding Share (other than Shares held by the Company in treasury or owned by Low or Purchaser, or Shares, if any, that are held by Stockholders who are entitled to and who properly exercise appraisal rights under the DGCL) would be converted pursuant to the terms of the Proposed Merger into the right to receive an amount in cash equal to the per Share price paid pursuant to the Offer, without interest.

Certain Terms and Conditions of the Offer
------------------------------------------

     The Offer is subject to the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     Certain terms of the Offer are summarized below:

     Upon the terms and subject to the conditions set forth in the Offer, Purchaser will accept for payment, and pay $7.75 per Share, net to the seller in cash, for all Shares validly tendered on or prior to the Expiration Date (as defined herein) and not withdrawn as permitted.

     The term "Expiration Date" means 12:00 Midnight, New York City time, on May 9, 2000, unless and until Purchaser shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" shall mean the latest time and date on which the Offer, as so extended by Purchaser, shall expire.

     In addition to the Rights Condition and the Section 203 Condition described above, the Offer is conditioned, among other things, upon the following:

     The Minimum Tender Condition. The minimum tender condition conditions the Offer upon there being validly tendered prior to the Expiration Date and not withdrawn a number of Shares (the "Minimum Number of Shares") which, together with the shares beneficially owned by Low and Purchaser, will constitute a majority of the outstanding Shares on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Offer (the "Minimum Tender Condition").

     Purchaser reserves the right (subject to the applicable rules and regulations of the Commission) to waive or reduce the Minimum Tender Condition and to elect to purchase, pursuant to the Offer, fewer than the Minimum Number of Shares.

     The Antitrust Condition. The Offer is conditioned on any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder and any laws of Canada, the European Union, any member state of the European Union, and any other foreign jurisdictions applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

     Certain other conditions to the Offer are described in Section 13 of the Offer to Purchase. Purchaser reserves the right (but shall not be obligated) to waive any or all such conditions.

     The Offer is not conditioned upon Low or Purchaser obtaining financing.

Certain Other Information About the Offer
------------------------------------------

     Stockholders are not being asked to and should not tender their Shares pursuant to this Consent Statement.

     Purchaser has reserved the right to amend the terms of the Offer and the Proposed Merger in light of future developments or to terminate the Offer. Such developments could include, without limitation, actions that KLLM or the KLLM Board may take and material adverse changes in KLLM's business.

     If the Offer and Proposed Merger are to proceed, the KLLM Board must approve the Proposed Merger and take all action necessary to satisfy the conditions to the Offer. Because it is not expected that the present members of the KLLM Board will take such actions, Low and Purchaser are seeking to remove these persons and replace them with the Nominees. Low and Purchaser expect that the Nominees, subject to their fiduciary duties as directors of KLLM under applicable law, would take all such actions as necessary in order to satisfy the conditions to this Offer.

     Until the conditions to the Offer are satisfied or waived, Purchaser will not purchase any Shares pursuant to the Offer. Accordingly, the failure to execute the enclosed consent could leave KLLM stockholders without a viable alternative for an acquisition of KLLM because Purchaser will not proceed with the Offer unless the Proposals are adopted by the KLLM Board.

                               Consent Procedure

What Provisions of Law Govern KLLM in Connection with the Consent Solicitation?
------------------------------------------------------------------------------

     Section 228 of the DGCL states that, unless otherwise provided in a corporation's certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded.

     KLLM's Certificate of Incorporation does not prohibit stockholder action by written consent. Accordingly, KLLM stockholders are permitted to act by consent. However, the written, unrevoked consents of the holders of a majority of the outstanding Shares approving all of the Proposals contained in this Consent Statement as of the Record Date must be delivered to KLLM to effect the actions described in this Consent Statement.

     Delaware law provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Delaware law, written consents signed by a sufficient number of holders to take such action are delivered to the corporation. With respect to this consent solicitation, the 60th day is Monday, May 15, 2000. Therefore, a sufficient number of consents must be returned to Low in care of MacKenzie Partners, Inc. by Friday, May 12, 2000 to ensure that Low can deliver the consents to KLLM within the 60-day period required under Delaware law.

     As soon as Low has received valid and unrevoked consents representing a majority of the outstanding Shares as of the Record Date evidencing approval of all of the Proposals, Low will deliver the consents to KLLM as required by Delaware law. After Low makes that delivery, stockholders will be unable to revoke a consent.

     Low will notify all stockholders who have not consented to the actions at such time as Low has been able to secure the effectiveness of a sufficient number of consents to adopt the Proposals.

What is the Record Date for the Consent Solicitation?
----------------------------------------------------

     March 17, 2000 is the Record Date for this Consent Statement.

     Under Section 213 of the DGCL, the board of directors of a corporation may fix a record date to determine the stockholders entitled to consent to corporate action in writing without a meeting. The record date may not precede the date upon which the resolution fixing the record date is adopted by the board and may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board. If no record date has been fixed by the board, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

     The KLLM Board did not fix a record date in connection with the consents subject to this Consent Statement. On March 17, 2000, Low delivered to KLLM a written consent in compliance with Section 213 of the DGCL indicating consent to the Proposals described in this Consent Statement. Accordingly, the Record Date in connection with the consents subject to this Consent Statement is March 17, 2000.

How Many Shares Must be Voted in Favor of the Proposals to Effect Them?
----------------------------------------------------------------------

     Consents may only be executed by stockholders of record at the close of business on the Record Date. According to information contained in KLLM's Form 10-K for the fiscal year ended December 31, 2000, as of March 24, 2000, KLLM had outstanding 4,101,468 Shares. Based on a review of publicly available information, Low is not aware of any change in the number of outstanding Shares
(i) from the Record Date to March 24, 2000 and (ii) since March 24, 2000. Each Share entitles the record holder thereof to cast one vote. KLLM's Certificate of Incorporation and Bylaws do not provide for cumulative voting.

     Assuming that the number of Shares outstanding on the Record Date is 4,101,468, the number of votes necessary to effect the Proposals is 2,050,735. Low intends to execute consents for the 539,600 Shares he owns in favor of all of the Proposals. Accordingly, based on the information known to Low, written consents by holders representing an additional 1,511,135 Shares, or 42.4% of the Shares not owned by Low, will be required to adopt and approve each of the Proposals. However, the actual number of votes necessary to effect the Proposals will depend on the actual facts as they existed on the Record Date.

     Because Low must timely receive consents from a majority of KLLM's outstanding Shares in order for the Proposals to be adopted, abstentions, failures to vote, broker non-votes or directions to withhold authority to vote on the WHITE consent card will have the same effect as a "no" vote with respect to this solicitation.

     Low's delivery of consents to KLLM is conditioned on the receipt of approval of all of the Proposals. Consequently, if all of the Proposals are not approved, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal.

     If you are in favor of the actions Low is proposing, you must send Low a written consent by Friday, May 12, 2000. If Low does not receive timely a consent from you, it will be the same as a "no" vote. Low, therefore, urges you to mark, sign, date and return the enclosed consent as soon as possible.

What Must I do to Consent and How do I Complete the Consent Card?
----------------------------------------------------------------

     If you were a record holder of Shares of KLLM as of the close of business on the Record Date, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "consent", "consent withheld" or "abstain" box, as applicable, underneath each such Proposal on the accompanying WHITE consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

     In addition, you may withhold consent to the removal of any individual member of the KLLM Board or to the election of any individual Nominee by writing such person's name on the consent card. However, the effectiveness of each of the Proposals is subject to, and conditioned upon, the receipt of consents from the holders of record on the Record Date of a majority of the Shares then outstanding to, among other things, the removal of each member of the current KLLM Board and to the election of each Nominee.

     If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a consent with respect to your Shares. They will do so only upon receipt of your specific instructions. Accordingly, you should contact the person responsible for your account and instruct him or her to vote a WHITE consent card on your behalf today. Low urges you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to Low in care of MacKenzie Partners, Inc. at the address set forth above so that Low will be aware of all instructions given and can attempt to ensure that such instructions are followed.

     If a stockholder who has executed and returned the consent card has failed to check a box marked "Consent," "Consent Withheld" or "Abstain" for any or all of the Proposals, such stockholder consent card will be treated as a consent to such Proposal or Proposals.

     Your consent is important. Please mark, sign and date the enclosed WHITE consent card and return it in the enclosed postage-paid envelope promptly. Failure to timely return your consent will have the same effect as voting against the Proposals.

     If you have any questions or require any assistance in executing or delivering your consent, please call our solicitors:

                    MacKenzie Partners, Inc.
                    156 Fifth Avenue
                    New York, NY 10010
                    (212) 929-5200 (call collect)
                    (800) 322-2885 (call toll-free)

Can I Revoke My Consent?
-----------------------

     You can revoke your consent at any time before it becomes effective by submitting a written, dated revocation of such consent or a later dated consent covering the same Shares. Your revocation may be in any written form validly signed by the record holder and should clearly state that the consent previously given is no longer effective. You must execute and deliver your revocation before the time that the action authorized by the executed consent is taken.
You may deliver the revocation to MacKenzie Partners, Inc. at the address set forth above.

Do I Have Appraisal Rights?
--------------------------

     You do not have appraisal rights as a result of this solicitation of consents or the Offer. However, if the Proposed Merger is consummated and you
(i) hold Shares that are to be converted in the Proposed Merger and (ii) neither voted in favor of the Proposed Merger nor consented thereto in writing, you will be entitled, subject to and in accordance with Section 262 of the DGCL, to appraisal rights.

     Your failure to withhold your consent or abstain from consenting with respect to the Proposals will not constitute a waiver of any appraisals rights to which you may be entitled as a result of the Proposed Merger. Also, withholding your consent or abstaining from consenting with respect to the Proposals will not be deemed to satisfy the requirements under Section 262 of the DGCL.

     The foregoing discussion is not a complete statement of law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL.

     Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights.

                    Costs and Method of Consent Solicitation

     Written consents may be solicited by mail, advertisement, telephone, facsimile or in person. Low has retained MacKenzie Partners, Inc. to act as his solicitor in this consent solicitation. Approximately ______ employees of MacKenzie Partners, Inc. will engage in the solicitation. Low has agreed to pay MacKenzie Partners, Inc. a fee of $15,000 plus reasonable out-of-pocket expenses. MacKenzie Partners, Inc. has also agreed to provide consulting and analytic services and act as consent solicitor with respect to banks, brokers, institutional investors and individual stockholders.

     Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward our solicitation materials to the beneficial owners of the Shares they hold of record, and Low will reimburse them for their reasonable out-of-pocket expenses. If your Shares are registered in your own name, you may mail or fax both sides of your consent card to us at the address or fax number listed below.

     The entire expense of preparing, assembling, printing and mailing this Consent Statement and any other consent soliciting materials and the cost of soliciting consents will be borne by Low. If the Proposals are approved, Low will request reimbursement from KLLM for these expenses.

                                  Participants

     Low and Purchaser may be deemed to be a participant in the solicitation of consents described herein. Additionally, the following individuals, each of whom are Nominees, may be deemed to be participants in this solicitation: Richard D. Hoedl, Steven D. Crawford and C. Stephan Wutke.

                          Interests of Certain Persons

     To the knowledge of Low and Purchaser, none of Low, Purchaser, any of their associates or other representatives, or any other person who may be deemed to be a participant in this solicitation of consents, since the beginning of KLLM's last fiscal year, (i) has engaged in or has a direct or indirect interest in any transaction or series of similar transactions in which KLLM or any of its subsidiaries was or is to be a party where the amount involved was in excess of $60,000, (ii) is or was an executive officer of, or owns or owned an equity interest in excess of 10% in any business or professional entity that made payment to or received payments from KLLM for property or services or that was indebted to KLLM, (iii) is or has been a member, partner or executive officer of, or of counsel to, a law firm or investment banking firm that KLLM has retained or that has performed services to KLLM, or (iv) has been indebted to KLLM or its subsidiaries.

     Other than as set forth in "The Proposals--Proposal No. 4--The Director Election Proposal," to the knowledge of Low and Purchaser, none of Low, Purchaser, any of their associates or other representatives, or any other person who may be deemed to be a participant in this solicitation of consents, (i) is the beneficial or record owner of any securities of KLLM or any parent or subsidiary thereof, (ii) is the record owner of any securities of KLLM of which it may not be deemed to be the beneficial owner, (iii) has, within the past two years, purchased or sold securities of KLLM, (iv) has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of KLLM, (v) has any agreement or understanding with respect to any future transaction to which KLLM will or may be a party, or (vi) has any other interest, direct or indirect, in KLLM, by security holding or otherwise.

            Section 16(a) Beneficial Ownership Reporting Compliance


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Low, as an owner of more than 10% of a registered class of KLLM stock, to file reports of ownership and changes in ownership with the Commission. Low is required by regulations promulgated by the Commission to furnish KLLM with copies of all Section 16(a) forms he files. As of the date of this Consent Statement, Low has complied with all Section 16(a) filing requirements applicable to him with respect to transactions in KLLM stock. The other Nominees are not officers, directors or owners of more than 10% of a registered class of KLLM stock and are therefore not required to make any filings in accordance with Section 16(a).

                    Certain Other Information Regarding KLLM

General
-------

     The information concerning KLLM contained herein has been taken from, or based upon, and is qualified in its entirety by, publicly available documents on file with the Commission and other publicly available information. Neither Low nor Purchaser take any responsibility for the accuracy or completeness of such information or for any failure by KLLM to disclose events that may have occurred and may affect the significance or accuracy of any such information.

Stockholder Proposals
---------------------

     KLLM's 1999 Proxy Statement states that the deadline for stockholders to have submitted proposals to be considered for inclusion in KLLM's Proxy Statement for this year's Annual Meeting of Stockholders was November 27, 1999. Additionally, KLLM's 1999 Proxy Statement states that stockholders deciding to submit a proposal to KLLM other than for inclusion in KLLM's Proxy Statement for this year's Annual Meeting of Stockholders were required to have notified KLLM no later than February 9, 2000.

Ownership of Common Stock
-------------------------

     Please see Exhibit B for information regarding the beneficial ownership of KLLM.

                  Certain Information about Low and Purchaser

     Low, an individual residing in Springfield, Missouri, is the sole stockholder, President and Chief Executive Officer of New Prime, Inc., an interstate truckload carrier providing transportation services for both temperature controlled and dry commodities. Purchaser, a Delaware corporation organized to acquire KLLM that has not conducted any unrelated activities since its organization. The principal office of Purchaser is located at 2740 N. Mayfair, Springfield, Missouri 65803. All outstanding shares of capital stock of Purchaser are owned by Low.

     Any questions and requests for or copies of Schedule TO, the Offer to Purchaser or the Letter of Transmittal may be directed to:

                    MacKenzie Partners, Inc.
                    156 Fifth Avenue
                    New York, NY 10010
                    (212) 929-5000 (call collect)
                    Call Toll-Free (800) 322-2885

     Copies of such documents may also be obtained by mail, upon payment of the Commission's customary charges, by writing to its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and can be obtained electronically on the Commission's World Wide Web site at http://www.sec.gov.

                             Additional Information

     Your consent is important. No matter how many or how few Shares you own, please submit your consent to the Proposals contained in this Consent Statement. Low's delivery of consents to KLLM is conditioned on the receipt of approval of all of the Proposals by Friday, May 12, 2000. Consequently, if all of the Proposals are not approved, none of the Proposals will be enacted even though sufficient consents may have been received to approve a particular Proposal. Only your latest dated consent counts.

     If you have any questions or require any assistance in executing or delivering your consent, please call our solicitors:

                    MacKenzie Partners, Inc.
                    156 Fifth Avenue
                    New York, NY 10010
                    (212) 929-5000 (call collect)
                    Call Toll-Free (800) 322-2885

                                   EXHIBIT A

                             SHARES HELD BY LOW AND
         OTHER PERSONS NOMINATED AS DIRECTORS BY THIS CONSENT STATEMENT

     The following persons are the beneficial owners of Shares purchased and sold in open market transactions executed on the Nasdaq National Market since [within preceding 60 days] , 2000 in the amount and on the dates set forth below:

Robert E. Low

                   Purchase
         Date      or Sale     Number of Shares     Price Per Unit
         ----      -------     ----------------     --------------
       2/10/00    Purchase        250,000               $6.06


                                   EXHIBIT B

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND MANAGEMENT OF KLLM

     The following table indicates the beneficial ownership as of March 18, 1999 (other than the total number of shares outstanding which is as of March 24, 2000 or as otherwise indicated below), as taken from KLLM's 1999 Proxy Statement or from other publicly available information of KLLM's common stock by each director, the Chief Executive Officer and the three most highly compensated executive officers other than the Chief Executive Officer, by each person known by KLLM to be the beneficial owner of more than 5% of KLLM's outstanding shares, and by all directors and executive officers of KLLM as a group.

                                          Amount and Nature of
                                          --------------------
     Name of Beneficial Owner             Beneficial Ownership   Percent of Class
     ------------------------             --------------------   ----------------
William J. Liles, Jr. Marital Trust            626,163 (1)                 15.3%

Jack Liles                                     714,123 (2)                 17.4%

Wynne Liles Appleton                           689,504 (3)                 16.8%

B. C. Lee, L.P.                                400,000 (4)                  9.7%

Benjamin Clinton Lee, III                      400,000 (5)                  9.7%

Ruth Ann Lee Lyles                             400,000 (6)                  9.7%

J. Tayloe Simmons, Esq.                        400,000 (7)                  9.7%

James Leon Young                                14,251 (8)        Less than 1%

Walter P. Neely                                  6,015 (9)        Less than 1%

Leland R. Speed                                  2,584            Less than 1%

John J. Ritchie                                 22,500 (10)       Less than 1%

Nancy M. Sawyer                                 70,570 (11)                 1.68%

Steve L. Dutro                                  26,987 (12)       Less than 1%

Robert E. Low                                  539,600                     13.16%

Brinson Partners, Inc.                         374,131 (13)                 9.1%

UBS AG                                         374,131 (13)                 9.1%

Dimensional Fund Advisors, Inc.                316,098 (14)                 7.7%

Franklin Resources, Inc.                       295,900 (15)                 7.2%

                                                 Amount and Nature of
                                                 --------------------
     Name of Beneficial Owner                    Beneficial Ownership   Percent of Class
     ------------------------                    --------------------   ----------------
Charles B. Johnson                                    322,000 (15)            7.8%

Rupert H. Johnson, Jr.                                322,000 (15)            7.8%

Franklin Advisory Services, Inc.                      322,000 (15)            7.8%

Officers & Directors, as a Group (7 persons)          857,030 (16)           20.3%

----------------------

(1) Mr. William J. Liles, Jr. passed away on February 11, 1996. The address for the Trust is 112 Meadowbrook North, Jackson, Mississippi 39211. Jack Liles and Wynne Liles Appleton are Co-Trustees of the Trust.

(2) The address for Mr. Liles is P.O. Box 6098, Jackson, Mississippi 39288. 626,163 shares are owned by the William J. Liles, Jr. Marital Trust of which Mr. Liles is Co-Trustee. 54,237 shares are owned by the William J. Liles, Jr. Family Trust in which Mr. Liles has an indirect pecuniary interest. 824 shares are owned by Mr. Liles' wife. 3,590 shares are owned by trusts set up for the benefit of Mr. Liles' two sons of which Mr. Liles is the Trustee. 20,000 shares are unissued but are subject to an obligation to purchase under the Amended and Restated 1996 Stock Purchase Plan on or before August 7, 2001. 5,000 shares are unissued but are subject to an option that is exercisable at any time prior to July 22, 2003.

(3) The address for Mrs. Appleton is 1503 Scott Avenue, Winnetka, Illinois 60093. 54,237 shares are owned by the William J. Liles, Jr. Family Trust in which Mrs. Appleton has an indirect pecuniary interest. 626,163 shares are owned by the William J. Liles, Jr. Marital Trust of which Mrs. Appleton is Co-Trustee. 3,590 shares are owned by trusts set up for the benefit of Mrs. Appleton's two daughters of which Mrs. Appleton is the Trustee. 1,290 shares are owned by Mrs. Appleton's husband.

(4) Ownership is as of October 27, 1998. Mr. Benjamin C. Lee, Jr. passed away on August 31, 1998. The current address for the Limited Partnership is c/o
     J. Tayloe Simmons, Jr., Esq., Managing General Partner, 501 South State Street, Jackson, Mississippi 39201. Sole voting power and sole dispositive power are claimed as to all shares. On July 3, 1998, the Limited Partnership was organized with Mr. Benjamin C. Lee, Jr., Mr. Benjamin Clinton Lee, III and Mrs. Ruth Ann Lee Lyles, as General Partners. Mr. Benjamin C. Lee, Jr. contributed to the Limited Partnership, among other things, 400,000 shares of the Company's common stock. Mr. Benjamin C. Lee, Jr.'s equity interest in the Limited Partnership is now owned by his Estate, the Estate of Benjamin C. Lee, Jr., represented by J. Tayloe Simmons, Jr., Esq., Executor. Mr. Simmons has replaced Mr. Benjamin C. Lee, Jr. as a General Partner of the Limited Partnership.

(5) Ownership is as of October 27, 1998. The address for Mr. Lee is 109 Lakepointe, Madison, Mississippi 39110. Shared voting power and shared dispositive power are claimed as to all shares. See Footnote 4 for further information.

(6) Ownership is as of October 27, 1998. The address for Mrs. Lyles is 1085 Cemetery Lane, Aspen Colorado 81611. Shared voting power and shared dispositive power are claimed as to all shares. See Footnote 4 for further information.

(7) Ownership is as of April 16, 1999. The address for Mr. Simmons is 501 South State Street, Jackson, Mississippi 39201. Shared voting power and shared dispositive power are claimed as to all the shares. On July 3, 1998, B. C. Lee, L.P. was organized with Mr. Benjamin C. Lee, Jr., Mr. Benjamin Clinton Lee, III and Mrs. Ruth Ann Lee Lyles, as General Partners. Mr. Benjamin C. Lee, Jr. contributed to the Limited Partnership, among other things, 400,000 shares of the Company's common stock. Mr. Benjamin
     C. Lee, Jr. passed away on August 31, 1998. Mr. Benjamin C. Lee, Jr.'s equity interest in the Limited Partnership is now owned by his Estate, the Estate of Benjamin C. Lee, Jr., represented by Mr. Simmons. Mr. Simmons has replaced Mr. Benjamin C. Lee, Jr. as a General Partner of the Limited Partnership.

(8)  5,000 shares are jointly owned with Mr. Young's wife.

(9)  2,499 shares are jointly owned with Dr. Neely's wife.

(10) 2,500 shares are unissued but are subject to an option that is exercisable at any time prior to March 31, 2006. 20,000 shares are unissued but are subject to an obligation to purchase under the Amended and Restated 1996 Stock Purchase Plan on or before August 7, 2001.

(11) 50,000 shares are unissued but are subject to an obligation to purchase under the Amended and Restated 1996 Stock Purchase Plan on or before August 7, 2001. 20,000 shares are owned jointly with her husband.

(12) 3,167 shares are unissued but are subject to options that are exercisable at any time prior to March 19, 2002. 20,000 shares are unissued but are subject to an obligation to purchase under the Amended and Restated 1996 Stock Purchase Plan on or before August 7, 2001.

(13) Ownership is as of December 31, 1999. Sole voting and shared dispositive power are claimed as to all shares. The address for Brinson Partners, Inc. is 209 South LaSalle, Chicago, Illinois 60604-1295. The address for UBS AG is Bahnhofstrasse 45 8021, Zurich, Switzerland. Beneficial ownership of all shares is disclaimed.

(14) 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Ownership is as of December 31, 1999. Beneficial ownership of all shares is disclaimed. Sole voting and sole dispositive power is claimed as to all the shares.

(15) The address for Franklin Resources, Inc., Charles B. Johnson, and Rupert H. Johnson, Jr. is 777 Mariners Island Boulevard, San Mateo, California 94404. The address for Franklin Advisory Services, Inc. is One Parker Plaza, Sixteenth Floor, Ft. Lee, New Jersey 07024. Sole voting power and sole dispositive power are claimed by Franklin Advisory Services, Inc. as to all shares. Franklin Resources, Inc. is the parent holding company, Charles B. Johnson and Rupert H. Johnson, Jr. are principal shareholders of the parent holding company, and Franklin Advisory Services, Inc. is the investment advisor. Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, Inc. disclaim any economic interest or beneficial ownership in any of the shares. Ownership is as of December 31, 1999.

(16) 10,667 shares are unissued but are subject to options exercisable at various times. 110,000 shares are unissued but are subject to obligations to purchase under the Amended and Restated 1996 Stock Purchase Plan on or before August 7, 2001.

                                  Consent Card

               This Consent is being solicited by Robert E. Low.

              Consent of Stockholders to Action Without a Meeting

     The undersigned, a stockholder of record of KLLM Transport Services, Inc. (the "Company"), hereby consents pursuant to Section 228 of the Delaware General Corporation Law, with respect to the number of shares of Common Stock, par value $1.00 per share, of KLLM held by the undersigned, to each of the following actions, which will occur in the order set forth in this Consent Card, without prior notice and without a vote, as more fully described in the Consent Statement, receipt of which is hereby acknowledged.

1. The Bylaws Amendment Proposal: Eliminate Section 4 of ARTICLE THREE of the Bylaws thereby permitting the stockholders, as well as the Board of Directors, to fill vacancies on the Board. Such Proposal is worded as follows:

          "RESOLVED, that ARTICLE THREE, Section 4 of the Bylaws of the Company be and hereby is deleted in its entirety."

            CONSENT   CONSENT WITHHELD   ABSTAIN

              [_]           [_]            [_]

     If no box is marked with respect to the Bylaws Amendment Proposal, this Consent will be voted in favor of the amendment of the Bylaws as set forth above.

2. The Director Removal Proposal: Remove all the current members of the Board of Directors of KLLM. Such Proposal is worded as follows:

          "RESOLVED, that each and every member of the Board of Directors of the Company is hereby removed from office effective immediately and without cause."

            CONSENT   CONSENT WITHHELD   ABSTAIN

              [_]           [_]            [_]

     If no box is marked with respect to the Director Removal Proposal, this Consent will be voted in favor of the removal of the directors of KLLM as set forth above.

3. The Establishment of a Four Member Board Proposal: Fix the numbers of directors of KLLM at four. Such Proposal is worded as follows:

          "FURTHER RESOLVED, that the first sentence of Section 2 of ARTICLE THREE of the Bylaws of the Company following the caption of said
          Section 2, is hereby deleted in its entirety, and the following substituted in lieu thereof:

               `The Board of Directors of the Corporation shall consist of four
               (4) persons.'"

            CONSENT   CONSENT WITHHELD   ABSTAIN

              [_]           [_]            [_]

     If no box is marked with respect to the Establishment of a Four Member Board Proposal, this Consent will be voted in favor of fixing the number of directors at four as set forth above.

4. The Director Election Proposal: Elect the Nominees to fill the newly vacant directorships. Such Proposal is worded as follows:

          "RESOLVED, that the following persons are hereby elected as directors of the Company to serve until their successors are duly elected and qualified:

               Robert E. Low
               Richard D. Hoedl
               Steven D. Crawford
               C. Stephan Wutke."

            CONSENT   CONSENT WITHHELD   ABSTAIN

              [_]           [_]            [_]

     To withhold consent to a proposed Nominee, specify the Nominee in the following space:



     If no box is marked above with respect to the Director Election Proposal, this Consent will be voted in favor of the election of all four Nominees.

     If you have any questions or need assistance, please contact MacKenzie Partners, Inc., which is assisting Low in this consent Solicitation. Call toll free 1-800-322-2885

                             PLEASE ACT PROMPTLY.

         IMPORTANT: THIS CONSENT MUST BE SIGNED AND DATED TO BE VALID.


     Dated:             ____________________________, 2000

     Signature:         __________________________________

     Signature
     (if held jointly): __________________________________

     Title or authority
     (if applicable):   __________________________________

     Consents can only be given by the stockholder of record on the Record Date. Please sign exactly as name appears on your stock certificate(s) on the Record Date or on the label affixed hereto. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. The consent card votes all shares in all capacities.



                    PLEASE MARK, SIGN AND DATE THIS CONSENT
             BEFORE MAILING THE CONSENT IN THE ENCLOSED ENVELOPE.

                                       3